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                                                                   EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated March 8, 2000 (except for notes 15 and 16 which are dated April 12,
2000) on UbiquiTel Inc. and Subsidiaries consolidated financial statements (and to all references to our Firm) included in or made a part of this registration statement on Form S-4 of UbiquiTel Operating Company and UbiquiTel Inc.

Arthur Andersen LLP

New York, New York
June 23, 2000